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                                 EXHIBIT 10.15.2

                         UNITED STATES BANKRUPTCY COURT
                                DISTRICT OF MAINE

                                              )
In re:                                        )    Chapter 11
                                              )
PEGASUS SATELLITE TELEVISION, INC., et al.,   )    Case No. 04-20878
                                              )
                     Debtors.                 )    (Jointly Administered)
                                              )

                   ORDER PURSUANT TO 11 U.S.C. SECTIONS 363(B)
                      AND 105(A) AUTHORIZING AND APPROVING
                     IMPLEMENTATION OF MANAGEMENT RETENTION
                PLAN, AS MODIFIED, AND SCHEDULING A FINAL HEARING

                Upon the motion dated June 23, 2004 (the "Motion") of Pegasus Satellite Television, Inc. and certain of its subsidiaries and affiliates, each a debtor and debtor-in-possession herein (collectively, the "Debtors"),(1) for entry of an order authorizing and approving implementation of the Debtors' management employee retention plan; and no previous application for such relief having been made; and upon the Affidavit of Ted S. Lodge, President, Chief Operating Officer and Counsel of Pegasus Satellite Communications, Inc., in support of Motion for Order Pursuant to 11 U.S.C. Sections 363(b) and 105(a) Authorizing and Approving Implementation of Management Retention Plan; and notice of the Motion having been given to (i) the United States Trustee for the District of Maine, (ii) the proposed counsel to the official committee of unsecured creditors, and (iii) those parties in interest who have filed a notice of

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(1)     The Debtors are: Argos Support Services Company, Bride Communications,
Inc., B.T. Satellite, Inc., Carr Rural TV, Inc., DBS Tele-Venture, Inc., Digital Television Services of Indiana, LLC, DTS Management, LLC, Golden Sky DBS, Inc., Golden Sky Holdings, Inc., Golden Sky Systems, Inc., Henry County MRTV, Inc., HMW, Inc., Pegasus Broadcast Associates, L.P., Pegasus Broadcast Television, Inc., Pegasus Broadcast Towers, Inc., Pegasus Media & Communications, Inc., Pegasus Satellite Communications, Inc., Pegasus Satellite Television of Illinois, Inc., Pegasus Satellite Television, Inc., Portland Broadcasting, Inc., Primewatch, Inc., PST Holdings, Inc.,

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appearance; and it appearing that no further notice is required; and it appearing that this Court has jurisdiction over this matter pursuant to 28 U.S.C. Sections 157 and 1334; and it appearing that this is a core proceeding pursuant to 28 U.S.C. Section 157; and this Court having held a hearing on July 8, 2004 at 10:30 a.m. to consider the Motion and all parties in interest having had an opportunity to be heard with respect to the Motion at that time; and it appearing that the relief requested is in the best interests of the Debtors, their estates and creditors; after due deliberation and sufficient cause appearing therefor, it is hereby

                ORDERED, that the Motion is granted in part, as provided herein, and continued, in part, as provided herein, until the Final Hearing (as defined below); and it is further

                ORDERED, that any responses or objections thereto, not previously withdrawn or resolved, are continued to the Final Hearing; and it is further

                ORDERED, that the terms and conditions of the Employee Retention Plan(2) are approved and authorized under sections 363(b) and 105(a) of the Bankruptcy Code subject to the following modifications, but without prejudice to the Debtors' rights to seek approval of (or a party in interest's rights to object to) the Employee Retention Plan for the additional management employees and for the remaining elements of the components of the Employee Retention Plan as requested in the Motion:

                a. The employee participants in the Employee Retention Plan will consist of employees who bear the title of manager, director or vice president with responsibilities relating to the Debtors' Satellite division (collectively, the "Covered Employees"). As of July 1, 2004, the Covered Employees include forty-nine (49) managers, thirty-three (33) directors, and nine (9) vice presidents. The Debtors agree that a net increase in the amount of Covered Employees shall be made in consultation with (i) the Committee, (ii) the steering committee (the "Steering Committee") for the lenders to a

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South Plains DBS, LP., Telecast of Florida, Inc., WDSI License Corp., WILF,
Inc., WOLF License Corp., WTLH License Corp.

(2) Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Motion.

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                        certain Fourth Amended and Restated Credit Agreement,
                        dated as of October 22, 2003, and (iii) Wilmington Trust Company, as agent on behalf of the lenders under the Amended and Restated Term Loan Agreement, dated as of August 1, 2003 (the "Junior Term Lenders").

                b. As of July 1, 2004, the Covered Employees include seventeen (17) employees (the "PCMC Employees") of Pegasus Communications Management Corporation, a non-debtor affiliate of the Debtors ("PCMC"). The allocation of the costs of the Employee Retention Plan with respect to the PCMC Employees is addressed in the Debtors' Motion to Continue Performing Under a Support Services Agreement between the Operating Affiliates (as defined therein) and PCMC filed on June 2, 2004.

                c. The Employee Retention Plan is for a term from July 1, 2004 through June 30, 2005, or earlier in the event of the dismissal of the Debtors' chapter 11 cases or consummation of a chapter 11 plan of liquidation or reorganization for the Debtors, and consists of the following three components: (i) monthly award component (the "Monthly Incentive Amount"), (ii) retention award component ("Retention Award") and (iii) severance component ("Severance Amount").

                d. The Monthly Incentive Amount shall be equal to 1/12th of the Covered Employees' individual prepetition annual target amount for fiscal year 2004 under Tier 1 of the Debtors' existing STI Plan.

                e. The Retention Award shall consist of amounts credited to a pool on a monthly basis, on the first day of each month in an amount based on the following schedule:

                                                 FOR THE MONTHLY PERIOD                                  FOR THE MONTHLY PERIOD
                   FOR THE MONTHLY PERIOD        BEGINNING 9/1/04,         FOR THE MONTHLY PERIOD        BEGINNING 3/1/05,
                   BEGINNING 7/1/04 AND          10/1/04, 11/1/04 AND      BEGINNING 1/1/05 AND          4/1/05, 5/1/05 AND
EMPLOYEE LEVEL     8/1/04                        12/1/04                   2/1/05                        6/1/05
----------------   ---------------------------   -----------------------   ---------------------------   -----------------------
Manager            1.25 weeks of base salary     1 week of base salary     .625 weeks of base salary     .5 weeks of base salary
Director           2.5 weeks of base salary      2 weeks of base salary    1.25 weeks of base salary     1 week of base salary
Vice President     5 weeks of base salary        4 weeks of base salary    2.5 weeks of base salary      2 weeks of base salary

                f. Accrued account balances for the Retention Award will be paid to Covered Employees as of December 31, 2004 and June 30, 2005, or earlier in the event of: (i) an involuntary employment termination (other than for cause); or (ii) the Debtors' emergence from bankruptcy. If a Covered Employee voluntarily terminates his or her employment prior to payout of the accrued account balances on December 31, 2004 and June 30, 2005, respectively, such employee will forfeit all amounts not yet paid as a Retention Award.

                g. The Severance Amount will supercede any pre-petition severance plans for the Covered Employees and will be paid upon involuntary termination

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                        of a Covered Employee for reasons other than (i)
                        unsatisfactory performance or (ii) a transaction involving a sale, acquisition or change in control of the Debtors' Satellite division or substantially all of the assets of the Debtors' Satellite division with a third party (the "Acquiror") in which the Acquiror hires such Covered Employee upon the closing of such transaction on such terms, compensation, title, responsibilities and geographic location consistent with the Covered Employee's current employment.

                h. The Severance Amount for a Covered Employee will be as follows:

                        EMPLOYEE LEVEL       SEVERANCE AMOUNT
                        ------------------   ---------------------------
                        Manager              6.5 weeks of base salary
                        Director             13 weeks of base salary
                        Vice President       26 weeks of base salary

                i. A claim for the Severance Amount shall constitute an administrative priority expense claim pursuant to
                        Section 503(b) of the Bankruptcy Code. The payment of the Severance Amount to a Covered Employee is conditioned upon the Covered Employee executing a valid release of claims arising out of the Covered Employee's employment or termination of employment, in a form satisfactory to the Debtors, the Committee, the Steering Committee, and the Junior Term Lenders and reasonable in scope.

                ORDERED, that the Debtors are authorized, but not directed, to make payments as appropriate under the Employee Retention Plan without further order of the Court; and it is further

                ORDERED, that a final hearing shall be held on July 22, 2004 at 10:30 a.m. (the "Final Hearing") to consider the remaining provisions of the Employee Retention Program set forth in the Motion; and it is further

                ORDERED, that the Court shall retain jurisdiction to hear and determine all matters arising from the implementation of this Order.

Dated:


                                                  ------------------------------
                                                  UNITED STATES BANKRUPTCY JUDGE

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